As filed with the Securities and Exchange Commission on August 31, 2004
                                                  Registration No. 333-_________

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                Scan-Optics, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


              Delaware                            06-0851857
--------------------------------------------------------------------------------
  (State or Other Jurisdiction of             (I.R.S. Employer
   Incorporation or Organization)           Identification Number)


                               169 Progress Drive
                          Manchester, Connecticut 06040
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

      Scan-Optics, Inc. 2004 Incentive and Non-Qualified Stock Option Plan Scan-Optics, Inc. 2002 Incentive and Non-Qualified Stock Option Plan Scan-Optics, Inc. 1999 Incentive and Non-Qualified Stock Option Plan
    Scan-Optics, Inc. Amended and Restated Senior Executive Stock Option Plan
--------------------------------------------------------------------------------
                            (Full Title of the Plans)


                                 James C. Mavel
                                Scan-Optics, Inc.
                      President and Chief Executive Officer
                               169 Progress Drive
                          Manchester, Connecticut 06040
--------------------------------------------------------------------------------
                     (Name and Address of Agent For Service)

                                 (860) 645-7878
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)
--------------------------------------------------------------------------------

                        Copy to Andrea M. Teichman, Esq.
                             Day, Berry & Howard LLP
                               260 Franklin Street
                           Boston, Massachusetts 02110
                                 (617) 345-4809




                                      CALCULATION OF REGISTRATION FEE
---------------------------- ---------------------- --------------------- ---------------------- ---------------------
Title Of Securities To Be        Amount To Be         Proposed Maximum      Proposed Maximum          Amount Of
Registered                      Registered (1)       Offering Price Per         Aggregate          Registration Fee
                                                         Share (2)         Offering Price (2)
---------------------------- ---------------------- --------------------- ---------------------- ---------------------
2004 Incentive and             2,391,268 shares           $0.24(3)           $573,904.32(3)           $72.71(3)
Non-Qualified Stock
Option Plan
   Common Stock,
   par value $0.02 per
   share
---------------------------- ---------------------- --------------------- ---------------------- ---------------------



---------------------------- ---------------------- --------------------- ---------------------- ---------------------
2002 Incentive and              500,000 shares           $0.28(4)            $140,000.00(4)           $17.74(4)
Non-Qualified Stock
Option Plan
   Common Stock,
   par value $0.02 per
   share
---------------------------- ---------------------- --------------------- ---------------------- ---------------------
1999 Incentive and              500,000 shares           $0.990(4)           $495,000.00(4)           $62.72(4)
Non-Qualified Stock
Option Plan
   Common Stock, par
   value $0.02 per share
---------------------------- ---------------------- --------------------- ---------------------- ---------------------
Amended and Restated           6,470,929 shares           $0.24(5)          $1,553,023.00(5)          $172.15(5)
Senior Executive Stock
Option Plan
   Common Stock, par
   value $0.02 per share
---------------------------- ---------------------- --------------------- ---------------------- ---------------------

(1) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this Registration Statement.

(2) Estimated pursuant to Rule 457(h) under the Act solely for purposes of calculating the registration fee.

(3) The Proposed Maximum Aggregate Offering Price and the registration fee are based upon the average of the high and low prices of the Company's common stock on August 25, 2004, as reported on the Over-the-Counter Bulletin Board.

(4) Shares under the 2002 and 1999 Plans are issuable upon exercise of outstanding options with fixed exercise prices under the applicable plan. The Proposed Maximum Aggregate Offering Price and the fee have been computed upon the basis of the price at which the options may be exercised under the applicable plan. With respect to the 2002 Plan, the Proposed Maximum Offering Price Per Share represents the actual exercise price at which all options under such plan were issued. With respect to the 1999 Plan, the Proposed Maximum Offering Price Per Share represents a weighted average of the exercise prices for such shares.

(5) Of the 6,470,929 shares to be offered and sold under the Amended and Restated Senior Executive Stock Option Plan (the "Amended and Restated Plan"), 5,355,929 shares are new shares being registered pursuant to this Registration Statement and 1,115,000 shares were registered under a prior Registration Statement on Form S-8 (File No. 333-83598) (the "Prior Registration Statement). The Proposed Maximum Aggregate Offering Price and the registration fee are based upon the average of the high and low prices of the Company's common stock on August 25, 2004, as reported on the Over-the-Counter Bulletin Board and, in accordance with Instruction E to Form S-8, the registration fee of $24.62 previously paid by the Registrant in connection with the Prior Registration Statement is hereby offset against the registration fee payable hereunder with respect to the Amended and Restated Plan.



                                     PART I

              Information Required in the Section 10(a) Prospectus

Item 1. Plan Information
------------------------

         This Registration Statement on Form S-8 ("Registration Statement") is filed for the purpose of registering shares of the common stock, par value $0.02 per share ("Common Stock"), of Scan-Optics, Inc. (the "Company") issued upon the exercise of options granted or to be granted to the Company's employees, directors, officers and consultants, in accordance with the applicable plan terms and conditions, pursuant to the following plans or option agreements of the Company:

       Scan-Optics, Inc. 2004 Incentive and Non-Qualified Stock Option Plan Scan-Optics, Inc. 2002 Incentive and Non-Qualified Stock Option Plan Scan-Optics, Inc. 1999 Incentive and Non-Qualified Stock Option Plan Scan-Optics, Inc. Amended and Restated Senior Executive Stock Option Plan

         The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2. Registration Information and Employee Plan Annual Information
---------------------------------------------------------------------

         The documents containing the information in Part I of this S-8 and Part II, Item 3 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The documents containing the information in Part II, Item 3 are available, without charge, upon written or oral request. Requests should be directed to Scan-Optics, Inc., Attention: Secretary, 169 Progress Drive, Manchester, CT 06040 (860-645-7878).


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

                                Explanatory Note

         This Registration Statement covers, among other things, 6,470,929 shares of Common Stock, $0.02 par value of Scan-Optics, Inc., issuable pursuant to the Amended and Restated Scan-Optics, Inc. Senior Executive Stock Option Plan. Of the 6,470,929 shares issuable under the Amended and Restated Senior Executive Stock Option Plan, a previously filed Registration Statement on Form S-8 is effective with respect to 1,115,000 shares (the "Prior Registration Statement") and 5,355,929 new shares are being registered under this Registration Statement. Pursuant to Instruction E of Form S-8, the contents of the Company's Prior Registration Statement on Form S-8, File No. 333-83598, as filed with the Securities and Exchange Commission on March 1, 2002 are incorporated herein by reference.

Item 3. Incorporation of Documents by Reference
-----------------------------------------------

         The following documents previously filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K, filed with the Commission on March 30, 2004 and Amendment No. 1 to such report filed with the Commission on April 29, 2004 (File No. 000-05265).

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

         (d) The Company's Form 8-K, filed with the Commission on August 6,
2004.

         (e) The Company's Form 8-K, filed with the Commission on May 18, 2004.

         (f) The Company's Form 8-K, filed with the Commission on March 31,
2004.

         (g) The Company's Form 8-K, filed with the Commission on March 2, 2004.

         (h) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, registering the shares of Common Stock under the Securities Exchange Act of 1934 (The "Exchange Act"), and all amendments thereto.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered have been sold, or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities
---------------------------------

         This item is not applicable.

Item 5. Interests of Named Experts and Counsel
----------------------------------------------

         Richard D. Harris, who is a partner of Day, Berry & Howard LLP, which gave the opinion in Exhibit 5 of this Registration Statement, serves as Secretary of the Company.

Item 6. Indemnification of Directors and Officers
-------------------------------------------------

         The Company is incorporated in Delaware and consequently is subject to the Delaware General Corporation Law ("DGCL"). DGCL provides that the registrant may indemnify officers and directors who are parties in actual or threatened lawsuits and other proceedings against reasonable expenses, judgments, penalties, fines and amounts paid in settlement, except for liability for: (i) a breach of the duty of loyalty; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) payment of an improper dividend or improper repurchase of stock under Section 174 of the DGCL; or (iv) any transaction from which the director derived an improper personal benefit.

         The Company's Amended and Restated Certificate of Incorporation, provides, in effect, that the Company shall indemnify its directors and officers to the maximum extent permitted by the DGCL. The Ninth article of the Amended and Restated Certificate of Incorporation of the Company provides as follows:

                  "NINTH:

                  1. Elimination of Certain Liability of Directors. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                  2. Indemnification and Insurance.

                  (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 2(a) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director, officer, employee or agent in his or her capacity as a director, officer, employee or agent (and not in any other capacity in which service was or is rendered by such person while a director, officer, employee or agent including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director, officer, employee or agent to repay all amounts so advanced if it shall ultimately be determined that such director, officer, employee or agent is not entitled to be indemnified under this Section 2(a) or otherwise.

                  (b) Right of Claimant to Bring Suit. If a claim under subsection (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standards of conduct.

                  (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

                  (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                  3. Effect of Amendment or Repeal. No amendment to or repeal of this Article NINTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to or arising out of any acts or omissions occurring prior to such amendment or repeal, nor shall any such amendment or repeal apply to or have any effect on the right to indemnification and payment of expenses of directors, officers, employees and agents of the Corporation, including the right to payment of expenses incurred in defending a proceeding in advance of its final disposition, conferred in this Article NINTH for or with respect to or arising out of any acts or omissions or alleged acts or omissions occurring prior to such amendment or repeal. "

Item 7. Exemption from Registration Claimed
-------------------------------------------

         This item is not applicable to the securities registered hereby.


Item 8. Exhibits
----------------

         See Exhibit Index.

Item 9. Undertakings
--------------------

        A.      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manchester, State of Connecticut, on August 19, 2004.

                                   Scan-Optics, Inc.

                                   By:      /s/ James. C. Mavel
                                            -------------------
                                   Name:    James C. Mavel
                                   Title:   President and Chief Executive
                                            Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                 Title                                  Date
---------                 -----                                  ----


/s/ James C. Mavel        President, Chief Executive Officer     August 19, 2004
------------------        and Chairman of the Board of
   James C. Mavel         Directors


/s/ Peter H. Stelling     Chief Financial Officer, Vice          August 18, 2004
---------------------     President, Treasurer and Assistant
   Peter H. Stelling      Corporate Secretary


/s/ Ralph J. Takala       Director                               August 18, 2004
-------------------
   Ralph J. Takala


/s/ John J. Holton        Director                               August 19, 2004
------------------
   John J. Holton


/s/ Scott Schooley        Director                               August 18, 2004
------------------
   Scott Schooley


/s/ Lynn Tilton           Director                               August 25, 2004
---------------
   Lynn Tilton


/s/ Michael Scinto        Director                               August 18, 2004
------------------
   Michael Scinto

                                  EXHIBIT INDEX

The following exhibits are incorporated herein by reference as indicated or filed herewith.

Exhibit No.  Description
-----------  -----------

4.1 Amended and Restated Certificate of Incorporation of the Participant, incorporated by reference to Exhibit A of the Registrant's definitive proxy statement on Schedule 14A, filed with the Commission on June 4, 2004.

4.2     Restated  By-Laws of the Company,  incorporated  by reference to Exhibit
        3.2 of the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

5 Opinion of Day, Berry & Howard LLP as to the legality of the securities registered hereby, including consent of such counsel.

23.1    Consent of Consent of Day, Berry & Howard LLP (see Exhibit 5).

23.2    Consent of Ernst & Young LLP.

99.1 Scan-Optics, Inc. 2004 Incentive and Non-Qualified Stock Option Plan, incorporated by reference to Exhibit 10.2 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the Commission on August 16, 2004.

99.2 Form of Non-Qualified and Incentive Option Agreements for the Scan-Optics, Inc. 2004 Incentive and Non-Qualified Stock Option Plan.

99.3 Scan-Optics, Inc. 2002 Incentive and Non-Qualified Stock Option Plan, incorporated by reference to Exhibit A of the Company's definitive proxy statement on Schedule 14A, filed with the Commission on May 13, 2003.

99.4 Form of Non-Qualified and Incentive Option Agreements for the Scan-Optics, Inc. 2002 Incentive and Non-Qualified Stock Option Plan.

99.5 Scan-Optics, Inc. 1999 Incentive and Non-Qualified Stock Option Plan, incorporated by reference to Exhibit A of the Company's definitive proxy statement on Schedule 14A, filed with the Commission on April 13, 1999.

99.6 Form of Non-Qualified and Incentive Option Agreements for the Scan-Optics, Inc. 1999 Incentive and Non Qualified Stock Option Plan.

99.7 Scan-Optics, Inc. Amended and Restated Senior Executive Stock Option Plan, incorporated by reference to Exhibit 10.3 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the Commission on August 16, 2004.

99.8 Form of Non-Qualified Option Agreement for the Scan-Optics, Inc. Amended and Restated Senior Executive Stock Option Plan.